EXHIBIT 10.25

FIRST AMENDMENT TO AGREEMENT FOR THE PURCHASE

OF ALL THE SHARES OF CAPITAL STOCK

OF COLLINS CONSTRUCTION, INC.

THIS FIRST AMENDMENT TO AGREEMENT FOR THE PURCHASE OF ALL THE SHARES OF CAPITAL STOCK OF COLLINS CONSTRUCTION, INC. ("First Amendment") is made and entered into by and between COLLINS CONSTRUCTION, INC., a Colorado corporation ("Collins"), FRANK W. COLLINS and JOSHUA GOODSELL ("Sellers") and GEOBIO ENERGY, INC., a publicly-traded Colorado corporation ("Purchaser"), WITNESSETH:

WHEREAS, the parties entered into that certain Agreement for the Purchase of All the Shares of Capital Stock of Collins Construction, Inc., having an effective date of March 31, 2010 (the "Purchase Agreement"); and

WHEREAS, Purchaser has the right; to extend the Closing Date until July 1, 2010 upon deposit of an additional Fifty Thousand Dollars ($50,000) on or prior to June 1, 2010 and the issuance of Two Hundred Thousand (200,000) shares of Purchaser's common stock to Sellers;
and

WHEREAS, Purchaser is desirous of extending the time in which to exercise the option to extend the Closing Date and change the Extended Closing Date; and

WHEREAS, the parties have agreed to amend the Purchase Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, the parties hereto agree to amend the Purchase Agreement as follows:

1. Section 1.06 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following language:

1. 06. Purchaser's Right to Extend Chasing Date. Purchaser shall have the right and option to extend the Closing Date until July 16, 2010 (the "Extended Closing Date"), for and in consideration of the following:

;

(a) On or before June 2, 2010, the Earnest Money of Fifty Thousand Dollars ($50,000) currently on deposit with Escrow Agent shall be forfeited by Purchaser, become the sale properly to Sellers and be immediately paid over to Sellers without being credited to the Purchase Price Consideration due at Closing; and

(b) Purchaser's deposit of an additional Fifty Thousand Dollars ($5O,OOO) with Escrow Agent on or prior to June 4, 2010, which amount shall be delivered to Sellers at Closing and credited against the Cash Consideration due at Closing; and Agent: (i) shall forward the Capital Stock and the Corporate Documents of Collins to GeoBio; (ii) shall transfer the Cash Consideration to Sellers' designated account(s) and deliver the Note to Sellers; and (iii) take such other actions as necessary to close the transaction as contemplated herein.

1.04 Opening of Escrow. Upon both the signing of this Agreement and Escrow Agent's receipt of the Earnest Money, the escrow shall be opened und in effect.

1.05 Date of Closing. The Closing will take place on 01' before June 1, 2010 (the "Closing Date"), under the terms described in Article IV of this Agreement at the offices of Escrow Agent.

1.06 Purchaser's Right to Extend Closing Date. Purchaser shall have the right and option to extend the Closing Date until July 1, 2010 (the "Extended Closing Date"), for and ill consideration of the following:

(a) Purchaser's deposit of an additional Fifty Thousand Dollars ($50,000) with Escrow Agent on or prior to June 1, 2010. In the event Purchaser extends the Closing Date, such Fifty 1110usand Dollar ($50,000) payment shall be delivered to Sellers at Closing and credited against the Cash Consideration due at Closing.

AND

(b) Purchaser shall issue Two Hundred Thousand (200,000) shares of GeoBio's common stock to Sellers within fifteen (15) days following GeoBio's next reverse split of its issued and outstanding stock (the "Reverse Stock Split"), which GeoBio expects to occur prior to September 1,20]0, but in no event later than December 31, 2010. In the event the Reverse Stock Split does not take effect prior to June l, 2010, Purchaser shall provide Sellers additional written evidence of the Sellers' right to and ownership in the Two Hundred Thousand (200,000) shares of GeoBio common stock.

In the event Purchaser extends the Closing Date, but fails to perform its obligation to close the transaction contemplated herein, the Earnest Money, as well as all payments and consideration required to extend the Closing Date, shall constitute liquidated damages and shall be forfeited by Purchaser and retained on behalf of Sellers.

ARTICLE II REPRESENTATIONS AND WARRANTIES

Collins and the Sellers hereby represent and warrant to GeoBio, the following:

2.01 Organization. Collins is a corporation duly organized in the State of Colorado and has all necessary corporate powers to conduct business. All actions taken by the incorporators, directors and/or shareholders of Collins have been valid and in accordance with the laws of the State of Colorado.

(c) Purchaser shall issue Two Hundred Thousand (200,000) shares of GeoBio's common stock to Sellers within fifteen (15) days following GeoBio's next reverse split of its issues and outstanding stock (the “Reverse Stock Split"), which GeoBio expects to occur prior to September 1, 2010, but in no event later than December 31, 2010. In the event the Revenue Stock Split does not take effect prior to July 16,2010, Purchaser shall provide Sellers additional written evidence of the sellers' right to and ownership in the Two Hundred Thousand (200,000) shares of GeoBio common stock.

In the event Purchaser extends the Closing Date, but fails to perform its obligation to close the transaction contorupiated herein, fail payments and consideration required to extend the Closing Date, shall constitute liquidated damages and shall be forfeited by Purchaser and retained on behalf of  Sellers.

2. Section 4.02(b)(i) shall be deleted in its entirety and replaced with the following language:

"The balance of the Cash Consideration due at Closing, in certified or other good funds, after applying any payment made to extend the Closing Date pursuant to paragraph 1.06(b);

3. All other terms, conditions and provision of the Purchase Agreement shall remain the same and in full force and effect. In the event of any conflict between the Purchase Agreement and this First Amendment, the terms and condition of this First Amendment shall control.

This document may be executes in various counterparts, and when all parties have executed a copy hereof, the executed copies taken together shall be deemed to be the full and complete agreement of the parties.

The signature of any party transmitted electronically shall have be deemed as valid and binding as an original signature.

____ IN WHITMESS WHEREOF, the parties hereto have executed this First Amendment the ___ day of June, 2010.

SELLERS:                                                                BUYER:

/s/ Frank W. Collins                                              GEOBIO ENERGY, INC.,

Frank W. Collins                                                    a publically-traded Colorado corporation

/s/ Joshua Goodsell                                              /s/ Lance Miyatovich
                                                                                  By:
Joshua Goodsell                                                     Lance Miyatovich, Chief Executive Officer, Chairman

COLLINS CONSTRUCTION, INC.,

 a Colorado corporation

                /s/ Frank W. Collins
By:
                Frank W. Collins, President